UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 1, 2011

Greenworld Development, Inc.
(Exact name of registrant as Specified in its charter)

Nevada	000-26703	98-0206030
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Identification No.)

2101 Vista Parkway, Suite 292
West Palm Beach, FL 33411
(Address of principal executive offices) (Zip Code)

ISSUER’S TELEPHONE NUMBER: (561)228-6148

Item 1.01.   Entry into a Material Definitive Agreement.

On or about April 1,  2011, the Registrant entered into a Share Exchange Agreement (the “Agreement”) with the member/owners of Getting Green Solutions LLC, a Georgia limited liability company (“GGS”). Pursuant to the terms of the agreement, the Registrant issued 11,000,000 shares of its restricted common stock in exchange for a 50% ownership in GGS. GGS is a development stage company which is dedicated to diverting near 100% waste from landfills by developing means of economically recycling it and where appropriate, converting it to green energy.

Item 3.02.  Unregistered Sale of Equity Securities

In conjunction with the Agreement, the Registrant issued 11,000,000 shares of its restricted stock in exchange for a 50% ownership interest in GSS.

Exhibits

Agreement for the Exchange of Stock by and among  Greenworld Development, Inc., Getting Green Solutions LLC, and its members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenworld Development, Inc. (Registrant)

Dated: April 4, 2011	By:	/s/ Leo J. Heinl
Leo J. Heinl, CEO